Exhibit 5.7

SRK Consulting China Ltd B1205 Cofco Plaza No.8 Jianguomennei Dajie Dongcheng District Beijing China 100005 Email: china@srk.cn Website: www.srk.cn Tel: 86 10 8512 0365/0375 Fax: 86 10 8512 0385

CONSENT OF ANSHUN (ANSON) XU

In connection with Silvercorp Metals Inc.’s registration statement on Form F-10, dated July 30, 2010, and any amendments thereto and any registration statements filed pursuant to Rule 429 under the United States Securities Act of 1933, as amended, and any documents incorporated by reference therein (the “Registration Statement”), I, Anson Xu, hereby consent to references to my name [and to my involvement in the preparation of a technical report entitled “Technical Report on Gaocheng Ag-Zn-Pb Project, and Shimentou Au-Ag-Zn-Pb Project, Guangdong Province, People’s Republic of China” dated April 2008 (the “Technical Report”)] in the Registration Statement[, and to the inclusion and incorporation by reference of information derived from the Technical Report in the Registration Statement.]

DATED: July 30, 2010

/s/ Anshun (Ansoon) Xu
Name: Anshun (Ansoon) Xu

SRK Consulting China Registration No. 110000410238019	Group Offices: Africa Asia Australia North America South America United Kingdom